UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 18, 2007

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Mohan Maheswaran, President, Chief Executive Officer and a Director of Semtech Corporation (the “Company”), has informed the Company that he has entered into a written stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 to sell 30,000 shares of the Company’s common stock. The plan provides for sales of specified numbers of shares at specified times beginning in November 2007 and ending in June 2009. Shares will be sold under the plan on the open market at prevailing prices.

Currently, Mr. Maheswaran reports ownership of 108,832 shares of the Company’s common stock, although certain of the shares have not yet vested.

Rule 10b5-1 plans are permitted under the Company’s Insider Trading Policy and this plan was established during one of the Company-established windows during which employees and directors may trade in Company securities. Transactions under the plan will be reported to the Securities and Exchange Commission in accordance with applicable rules.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 trading plans established by other Company employees, officers or directors, nor to report modifications, terminations, or other activities under any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2007	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

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